UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 17, 2007

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 17, 2007, our wholly owned subsidiary, BMC West, completed the sale of certain real estate related to our former building materials distribution business in Aspen, Colorado to the City of Aspen. This sale of real estate completes the September 2007 disposition of three business units in Western Colorado.

Proceeds are expected to be approximately $17.5 million in cash. The transaction is expected to result in a gain of approximately $10 million net of related taxes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	News release dated December 17, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: December 18, 2007	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News release dated December 17, 2007